Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 6, 2024, relating to the financial statements of LandBridge Company LLC, appearing in Registration Statement No. 333-279893 on Form S-1 of LandBridge Company LLC.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Houston, Texas

July 3, 2024